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                             TELECABLE CORPORATION
                                Dominion Tower
                              999 Waterside Drive
                            Norfolk, Virginia 23510

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                    THE SPECIAL MEETING OF STOCKHOLDERS ON
                            _________________, 1995

        The undersigned hereby appoints _____________ and _____________, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of TeleCable Corporation held of record by the undersigned on _____________, 1995, at the Special Meeting of shareholders, or any postponement or adjournment thereof.

        TO BE COMPLETED BY HOLDERS OF EACH OF TELECABLE CLASS A COMMON STOCK AND TELECABLE CLASS B COMMON STOCK:

        1. PROPOSAL TO APPROVE AGREEMENT AND PLAN OF MERGER DATED AS OF
           AUGUST 8, 1994 AMONG TELE-COMMUNICATIONS, INC., TCI COMMUNICATIONS, INC. AND TELECABLE CORPORATION

            [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

        TO BE COMPLETED ONLY BY HOLDERS OF TELECABLE CLASS A COMMON STOCK:

        2. PROPOSAL TO APPROVE BYLAW AMENDMENT


            [ ] FOR            [ ] AGAINST           [ ] ABSTAIN

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Please sign exactly as    When shares are held by joint tenants, both should
name appears below.       sign. When signing as attorney, executor,
                          administrator, trustee or guardian, please give full title. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                          __________________________________
                          (Signature)

                          DATED:_______________________, 1994

                          Please mark, sign, date and mail the proxy card promptly using the return envelope.